NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

POLICY DATA PAGE

To contact the insurance department in the state in which this Policy is issued, call: [7][(XXX) XXX-XXXX]

Annuitant(s)	--	[8][John Doe]	AGE: [8,9][50]	[8][MALE]
		[8][Jane Doe]	AGE: [8,9][50]	[8][FEMALE]
Policy Number	--	[00 000 000]		
Policy Date	--	[January 1, 2020]		
Owner(s)	--	[8][John Doe]	AGE: [8,9][50]	[8][MALE]
		[8][Jane Doe]	AGE: [8,9][50]	[8][FEMALE]
Policy Type	--	[10][Non-Qualified]		

PREMIUM PAYMENT: [$10,000]
(or the portion of Premium Payment received on the Policy Date)

MINIMUM PREMIUM PAYMENT: [11][$10,000]

ANNUITY COMMENCEMENT DATE: [January 1, 2065]

THE SEPARATE ACCOUNT: NYLIAC Variable Annuity Separate Account III

THE FIXED ACCOUNT:
Guaranteed Minimum Interest Rate [12][0.05%] (Annual Effective Rate)

Nonforfeiture Rate [13][X%]

Nonforfeiture Percentage 87.5%

THE INDEX-LINKED ACCOUNT:

14 ***Initial Term Strategies – Rider A*[1]**
(Only available during the Surrender Charge Schedule)

Nonforfeiture Rate [15][X%]

Nonforfeiture Percentage 87.5%

Index(ices): [16][S&P 500® Index[2, 3]]
[16][Russell 2000® Index[2, 4]]

Crediting Floor 0%

37
[17][S&P 500® Index – Cap Rate] [18][X%][36][*]
[17][S&P 500® Index - Flat Rate] [18][X%][36][*]
[17][Russell 2000® Index - Cap Rate] [18][X%][36][*]
[17][Russell 2000® Index - Flat Rate] [18][X%][36][*]
[36][* This rate may be substituted with a lower rate if transfers and/or Partial Withdrawals, excluding Pro-Rata Withdrawals, are taken from the Enhanced Rate Allocation Options. Please see your rider for details.]

***Recurring Term Strategies – Rider B*[1]**

Nonforfeiture Rate [15][X%]

Nonforfeiture Percentage 87.5%

Index(ices): [16][S&P 500® Index[2, 3]]
[16][Russell 2000® Index[2, 4]]

ICC23V-P01D SPECIMEN 2

Crediting Floor 0% During Surrender Charge Schedule 20[Guaranteed Minimum 19[Cap Rate]] 21[X%] 20[Guaranteed Minimum 19[Flat Rate]] 21[X%] 20[Guaranteed Maximum 19[S&P 500® Index - Cap Rate]] 22[X%] 20[Guaranteed Maximum 19[S&P 500® Index - Flat Rate]] 22[X%] 20[Guaranteed Maximum 19[Russell 2000® Index - Cap Rate]] 22[X%] 20[Guaranteed Maximum 19[Russell 2000® Index - Flat Rate]] 22[X%] After Surrender Charge Schedule 20[Guaranteed Minimum 19[Cap Rate]] 23[X%] 20[Guaranteed Minimum 19[Flat Rate]] 23[X%] ALLOCATION OPTIONS Unless otherwise restricted, the Allocation Options consist of the Fixed Account, the Investment Divisions of the Separate Account, and the Index-Linked Account Strategies, as set forth below. 1) FIXED ACCOUNT: 1-Year Fixed Account If the five-year Constant Maturity Treasury Rate, less 125 basis points, is below 3%, we may refuse the allocation of all or a portion of a Premium Payment to the Fixed Account. 2) INVESTMENT DIVISIONS: You create a portfolio based on the Investment Divisions you select. You may change your selections at any time by submitting new allocation instructions. The available Investment Divisions are listed in the product prospectus. 3) INDEX-LINKED ACCOUNT STRATEGIES: The Index-Linked Account Strategies are described in 14[Rider A and Rider B] attached to this Policy. The Rider(s) describe the Strategies, including availability and restrictions. INDEX-LINKED ACCOUNT TRANSFERS We reserve the right to limit in a uniform and nondiscriminatory manner the total amount that can be transferred at any time from the Index-Linked Account in a Policy Year to 20% of the Index-Linked Account Accumulation Value on the preceding Policy Anniversary (Policy Date if in the first Policy Year). We will notify you prior to applying and when removing this restriction. See 14[Rider A and Rider B] for transfer restrictions related to the Index-Linked Account. ICC23V-P01D SPECIMEN 2

MINIMUMS

Premium Payment amount allocated to an Investment Division:	$500

Premium Payment amount allocated to the Fixed Account:	$25

Premium Payment allocated to an Index-Linked Account Segment:	$500

Partial Withdrawal amount:	$500

Accumulation Value after a Partial Withdrawal:	$2,000

Balance to maintain an Investment Division after a Partial Withdrawal:	$500

Balance to maintain the Fixed Account after a Partial Withdrawal:	$25

Balance to maintain an Index-Linked Segment after a Partial Withdrawal:	$500

Transfer amount from an Investment Division:	$500

Transfer amount to an Investment Division:	[24][$25]

Balance to maintain an Investment Division after a transfer:	$500

Transfer amount from the Fixed Account	No Minimum

Transfer amount to the Fixed Account:	$500

Balance to maintain the Fixed Account after a transfer:	$25

Transfer amount to an Index-Linked Strategy:	[25][$500]

MAXIMUMS

Number of Index-Linked Account Segments on any one day:	[26][20]

FEES AND CHARGES

TRANSFER CHARGE:
Charge for applicable transfers after the first [27][twelve (12)] transfers in a Policy Year:	[28][$30]

Applicable transfers are i) among Investment Divisions, ii) from an Investment Division into the Fixed Account, iii) into an Investment Division from the Fixed Account.

SURRENDER CHARGES:

a)	SURRENDER CHARGE SCHEDULE

POLICY YEAR	PERCENTAGE	POLICY YEAR	PERCENTAGE
[29][1	8%	5	5%
2	8%	6	4%
3	7%	7	3%
4	6%	8+	0%]

b)	ANNUAL SURRENDER CHARGE FREE AMOUNT(S)

The amount withdrawn or surrendered that is free of Surrender Charges each Policy Year is the greater of:

A) 30[ten percent (10%)] of the Accumulation Value at the beginning of the Policy Year (30[ten percent (10%)] of the Premium Payment(s) if the withdrawal is made in the first Policy Year), less any prior Partial Withdrawals made during the Policy Year that were free of Surrender Charges; and

B) 30[ten percent (10%)] of the current Accumulation Value, less any prior Partial Withdrawals made during the Policy Year that were free of Surrender Charges.

ICC23V-P01D	SPECIMEN	2

The withdrawal or surrender amounts available free of Surrender Charges are not cumulative. Any eligible amount in a Policy Year that is not taken may not be carried over and be available in a later Policy Year.

SEPARATE ACCOUNT MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE COSTS CHARGE:

A charge equal on an annual basis to 31[1.20%] of the daily average of the Variable Accumulation Value, deducted from the Variable Accumulation Value.

6, 32[RIDERS AND ENDORSEMENTS:

RIDER A – INDEXED-LINKED ACCOUNT ALLOCATION OPTIONS - INITIAL TERM STRATEGIES (included at no charge)

RIDER B – INDEXED-LINKED ACCOUNT ALLOCATION OPTIONS – RECURRING TERM STRATEGIES (included at no charge)

RIDER C – ENHANCED RATE INDEXED-LINKED ACCOUNT ALLOCATION OPTIONS – INITIAL TERM STRATEGIES – (included at no charge)

LIVING NEEDS BENEFIT/UNEMPLOYMENT RIDER (included at no charge)

HOME HEALTH CARE RIDER (included at no charge)

Please see attached rider(s) and endorsement(s) to this Policy for details.]

33[Submitting written inquiries to us about your Policy:

You may contact us at our service center address specified below or any alternate address we provide. Please include your Policy number, your full name and your current address.]

34[Express Mail

New York Life Service Center

200 Public Square, Suite 500

Cleveland, OH 44114

Regular Mail

New York Life Service Center

PO Box 6916

Cleveland, OH 44101]

1 The elements used in determining the amount of an Index-linked Credit are not guaranteed and can be changed by the Company, subject to the guarantees in the Policy and this Rider. Any such changes can affect the amount of an Index-linked Credit.

2 Index Value used in calculating the Index-linked Credit does not include dividends.

35 [3S&P 500 INDEX DISCLAIMER

S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by New York Life Insurance and Annuity Corporation. The S&P 500® index is a product of S&P Dow Jones Indices LLC and has been licensed for use by New York Life Insurance and Annuity Corporation. New York Life Insurance and Annuity Corporation’s Index Flex Variable Annuity is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, S&P nor their respective affiliates make any representation regarding the advisability of investing in such product(s).]

35[4RUSSELL 2000® INDEX DISCLAIMER

The New York Life IndexFlex Variable Annuity (the “Product”) has been developed solely by New York Life Insurance and Annuity Corporation. The Product is not in any way connected to or sponsored, endorsed, sold or

ICC23V-P01D	SPECIMEN	2

promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® Index (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell 2000® is a trademark of the relevant LSE Group company and is/are used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the New York Life IndexFlex Variable Annuity. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the New York Life IndexFlex Variable Annuity or the suitability of the Index for the purpose to which it is being put by New York Life Insurance and Annuity Corporation.]

ICC23V-P01D	SPECIMEN	2